EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

iGo, Inc.:

We consent to the incorporation by reference in the registration statement Nos. 333-131222, 333-112023, 333-108623, 333-108283, 333-102926, 333-99845, and 333-72172 on Form S-3 and Nos. 333-173969, 333-143651, 333-116182, 333-102990, 333-69336, and 333-47210 on Form S-8 of iGo, Inc. and subsidiaries (the Company) of our report dated March 27, 2012, with respect to the consolidated balance sheets of iGo, Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2011, and references to our firm in Item 6, Selected Consolidated Financial Data, which report and reference appears in the December 31, 2011 annual report on Form 10-K of iGo, Inc. and subsidiaries.

As discussed in Note 3 to the consolidated financial statements, as of January 1, 2010, the Company adopted the provisions of ASU 2009-17, which changed the accounting and reporting for variable interest entities.

(signed) KPMG LLP

Phoenix, Arizona

March 27, 2012